Exhibit 10.4

LYRA THERAPEUTICS, INC.

2022 INDUCEMENT INCENTIVE AWARD PLAN

PERFORMANCE STOCK OPTION GRANT NOTICE

Capitalized terms not specifically defined in this Performance Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2022 Inducement Incentive Award Plan (as amended from time to time, the “Plan”) of Lyra Therapeutics, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Performance Stock Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:	Harlan Waksal

Grant Date:	February 16, 2022

Exercise Price per Share:

Shares Subject to the Option:	520,000

Final Expiration Date:	February 15, 2032

Vesting Conditions:	The Option will vest based on the achievement of both Performance Vesting Conditions and Service Vesting Conditions, in each case, as set forth in Exhibit A and Schedule I to this Grant Notice.

Type of Option	Non-Qualified Stock Option

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

LYRA THERAPEUTICS, INC.		PARTICIPANT

By:	/s/ Maria Palasis, Ph.D.	Harlan Waksal, M.D.
Name:	Maria Palasis, Ph.D.
Title:	President and Chief Executive Officer

Exhibit A

PERFORMANCE STOCK OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1 Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3 Defined Terms. As used in this Agreement:

(a) “Employment Agreement” means the employment agreement entered into by and between the Company and Participant, dated February 16, 2022, as it may be amended from time to time.

(b) “Good Reason” shall have the meaning set forth in the Employment Agreement.

(c) “Market Capitalization” means, on a particular trading day for purposes of each Market Capitalization Goal, an amount equal to the product of (i) the Thirty-Day VWAP, and (ii) the average of the total number of outstanding Shares during such Thirty-Day VWAP period, as determined by the Company.

(d) “Market Capitalization Goal” means, for each applicable Tranche, the Market Capitalization goal set forth next to such Tranche as shown on the attached Schedule I.

(e) “Performance Period” means the period beginning on the Grant Date and ending on the fifth (5th) anniversary of the Grant Date.

(f) “Performance Vesting Conditions” means the achievement of each Market Capitalization Goal.

(g) “Service Vesting Conditions” means the service-based vesting conditions set forth in Section 2.1(b).

(h) “Thirty-Day VWAP” means the volume weighted average trading price per Share measured over any rolling thirty trading day period within the Performance Period.

(i) “trading day” means a day on which the primary stock exchange or national market system on which the Shares trade is open for trading.

ARTICLE II.

PERIOD OF EXERCISABILITY

2.1 Commencement of Exercisability. The Option shall be divided into three (3) tranches (each a “Tranche”), as shown on the attached Schedule I, and, subject to Section 2.2 and Section 2.3, the Option will vest and become exercisable with respect to each Tranche upon satisfaction of both (i) the applicable Performance Vesting Condition and (ii) the applicable Service Vesting Condition, as follows:

(a) Each Tranche shall satisfy the Performance Vesting Condition if and when during the Performance Period the Company’s Market Capitalization equals or exceeds the applicable Market Capitalization Goal, subject to Participant remaining a Service Provider with the Company through such time, and subject further to the Administrator’s determination, approval and certification that the applicable Market Capitalization Goal for such Tranche has been satisfied (a “Certification”). During the Performance Period, the Administrator shall periodically assess whether the Performance Vesting Conditions have been satisfied. The Administrator shall also engage in such assessment reasonably promptly upon the reasonable request of Participant.

(b) Tranche 1 in the attached Schedule I will satisfy the Service Vesting Condition if Participant remains a Service Provider through the first anniversary of the Grant Date. Tranche 2 in the attached Schedule I will satisfy the Service Vesting Condition if Participant remains a Service Provider through the second anniversary of the Grant Date. Tranche 3 in the attached Schedule I will satisfy the Service Vesting Condition if Participant remains a Service Provider through the third anniversary of the Grant Date.

(c) In no event may the Option become vested and exercisable with respect to more than the number of Shares subject to the Option shown on the Grant Notice.

2.2 Change in Control. Notwithstanding anything to the contrary in this Agreement, if a Change in Control occurs during the Performance Period, then, subject to Participant remaining a Service Provider through the date of the Change in Control, except as provided in Section 2.3(a), (i) if not earlier satisfied, the Market Capitalization Goal for each Tranche will be deemed satisfied upon the effective time of the Change in Control and (ii) any Tranche that has satisfied or is deemed to satisfy the Performance Vesting Condition as of the date of the Change in Control, pursuant to this Section 2.2, but has not yet satisfied the Service Vesting Conditions as of the date of the Change in Control shall, to the extent the Option is assumed, substituted or continued in such Change in Control, continue to be eligible to vest upon satisfaction of the Service Vesting Conditions, subject to Section 2.3, or to the extent the Option is not assumed, substituted or continued in such Change in Control become vested as of the immediately prior to such Change in Control.

2.3 Termination.

(a) In the event of Participant’s Termination of Service by the Company without Cause or due to Participant’s resignation with Good Reason, in either case, within three (3) months preceding or twelve (12) months following the date of a Change in Control, any Tranches that have satisfied the Performance Vesting Condition as of the date of such Termination of Service or that are deemed to satisfy the Performance Vesting Condition upon the Change in Control pursuant to Section 2.2, shall vest immediately as of the effective time of the Change in Control or, if later, upon such Termination of Service (and for the avoidance of doubt, in the event of such a Termination of Service within three (3) months prior to a Change in Control, Tranches that have not satisfied the Performance Vesting Condition as of such Termination of Service will remain eligible to vest upon the occurrence of a Change in Control within three (3) months after such Termination of Service and will thereafter be forfeited to the extent not vested). Unless otherwise determined by the Administrator, the vesting set forth in this Section 2.3(a) shall be subject to Participant’s execution (and non-revocation) of a general release of claims in substantially the form attached to the Employment Agreement within the time limits prescribed therein.

(b) In the event of Participant’s Termination of Service other than as set forth in Section 2.3(a), all then-unvested Tranches will immediately and automatically be cancelled and forfeited without consideration therefor, except as otherwise determined by the Administrator.

(c) The Administrator shall make a final assessment reasonably promptly following the last day of the Performance Period as to whether any Tranche satisfied the applicable Performance Vesting Condition as of the last day of the Performance Period. Any Tranche that has not become vested on or prior to the last day of the Performance Period will immediately and automatically be cancelled and forfeited without consideration therefor.

2.4 Duration of Exercisability. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.5 Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a) The final expiration date in the Grant Notice;

(b) Except as the Administrator may otherwise approve or as provided in the Employment Agreement, the expiration of six (6) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;

(c) Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and

(d) Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.

ARTICLE III.

EXERCISE OF OPTION

3.1 Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3 Tax Withholding.

(a) The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Option.

(b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

OTHER PROVISIONS

4.1 Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.3 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.5 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

4.10 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.11 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

* * * * *

Schedule I

Tranche	Market Capitalization Goals (Millions)	Number of Shares
1	$250	173,333
2	$350	173,333
3	$500	173,334

Total:		520,000